UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On May 2, 2011 DG FastChannel, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with and among the Company, the lenders and JPMorgan Chase Bank, N.A. as the administrative agent. The Credit Agreement provides for a $150.0 million revolving credit loan and carries a drawn interest rate of 2.00 percent over LIBOR based on the Company’s current leverage ratio.  The Credit Agreement provides for up to $10.0 million available in the form of letters of credit.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement. The full text of the Credit Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Credit Agreement dated as of May 2, 2011 among DG FastChannel, Inc., as the Borrower, the Lenders Party Hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

Date: May 5, 2011
	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement dated as of May 2, 2011 among DG FastChannel, Inc., as the Borrower, the Lenders Party Hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.